Exhibit 10.6

INDEPENDENT BUSINESS CONSULTING AGREEMENT

This Agreement dated the          day of                 , 2008, is made by and between Vision Media Productions, Inc., whose address is One East Broward Blvd, Suite 700 Ft Lauderdale, FL 33301 referred to as “Company,” and,                                      whose address is,                                                                                       , referred to as “Consultant.”

1. Consultation Services. The Company hereby employs the Consultant to perform the following services in accordance with the terms and conditions set forth in this Agreement: The Consultant will be appointed to the position of Member of the Advisory Review Board for the ‘Ask the Specialist,’ television series. The responsibilities include creative input on all aspects of production with emphasis on scripting, storyboard, medical content accuracy, patient cases and patient/physician testimonials. Consultants project input will be focused in the area of                                         , which is considered the Consultants main area of medical expertise. Consultant will also network with domestic and international physicians and pharmaceutical companies for the purpose of project sponsorship.

2. Terms of Agreement. This Agreement will begin             , 2008 and will end             , 2009. The total term for this Agreement is (12) months. Either party may cancel this Agreement with thirty (30) days notice to the other party in writing, by certified mail or personal delivery.

3. Time Devoted by Consultant. It is anticipated the Consultant will spend approximately          hours per month in fulfilling its obligations under this Agreement. The exact amount of time may vary from day to day or week to week. However, the Consultant shall act on a best effort basis and devote a sufficient number of hours per month to accomplish the duties in accordance with this Agreement.

4. Place Where Services Will Be Rendered. The Consultant will perform most services in accordance with this Agreement at,                                                                                       .

In addition the Consultant will perform services via telephone and email at such other places as designated by the Consultant to perform the responsibilities in accordance with this Agreement.

5. Payment to Consultant. (A)The Consultant will be compensated with a “Finders Fee” of 10% of collected sponsorship funds. The compensation will be generated through the identification and participation of sponsors introduced to the Company by the Consultant. The Finders Fee will apply to all funds generated by each sponsor for a term of 12 months from the introduction date. The fee will be paid by the Company on the last day of each month to an individual or entity designated by Consultant. (B) Equity ownership in the Company will also be given as compensation to the Consultant in the form of restricted common shares of the parent entity, Vision Broadcast Network, Inc. The total number of shares issued as part of this Agreement totals                     .

6. Independent Contractor. Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, the Consultant shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the Consultant’s activities in accordance with this Agreement, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fee as required.

7. Confidential Information. The Consultant agrees that any information received by the Consultant during any furtherance of the Consultant’s obligations in accordance with this Agreement, which concerns the personal, financial or other affairs of the Company will be treated by the Consultant in full confidence and will not be revealed to any other persons, firms or organizations.

8. Employment of Others. The Company may from time to time request that the Consultant arrange for the services of others. All costs to the Consultant for those services will be paid by the Company but in no event shall the Consultant employ others without the prior authorization of the Company.

9. Signatures. Both the Company and the Consultant agree to the above Agreement

Witnessed by:

Vision Media Productions, Inc.

Donald Jones	Dr.

Signature and Date	Signature and Date